                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement Form S-8 (No. 333-114134) of our report dated January 23, 2004, except for Note 14, as to which the date is March 30, 2004, with respect to the financial statements of Santarus, Inc. for the year ended December 31, 2003, included in its Registration Statement on Form S-1
(No. 333-11151) and related Prospectus, as amended.


/S/ ERNST & YOUNG LLP

San Diego, California
May 12, 2004